2000 Westchester Avenue, Purchase, New York 10577 •(914) 701-8000
FOR IMMEDIATE RELEASE Contacts:	Dan Loh (Investors) –(914) 701-8200

Bonnie Rodney (Media) – (914) 701-8580

Atlas Air Worldwide
Reports Second-Quarter 2016 Results

Income from Continuing Operations of $20.9 Million, $(0.26) per Share Reflecting Impact of Warrant Accounting
Adjusted Income from Continuing Operations of $20.2 Million, $0.80 per Share
2Q16 Southern Air Acquisition, Amazon Agreements Continue Substantial Strategic Development
Transformative 2Q16 Transactions Increase Alignment with Faster-Growing Express and E-Commerce Markets

PURCHASE, N.Y., August 3, 2016 – Atlas Air Worldwide Holdings, Inc. (Nasdaq: AAWW) today announced income from continuing operations, net of taxes, of $20.9 million, or a loss of $0.26 per diluted share reflecting the impact of warrant accounting and transaction-related expenses, for the three months ended June 30, 2016, compared with income from continuing operations, net of taxes, of $28.4 million, or $1.13 per diluted share, for the three months ended June 30, 2015.

On an adjusted basis, income from continuing operations, net of taxes, in the second quarter of 2016 totaled $20.2 million, or $0.80 per diluted share, compared with $29.4 million, or $1.17 per diluted share, in the year-ago quarter.

“The second quarter was one of the most important in the company’s history,” said William J. Flynn, President and Chief Executive Officer. “We acquired Southern Air and added two new operating platforms. And we agreed with Amazon to lease and operate 20 B767-300s.

“We believe strongly in the future of airfreight, especially in the future of the express and e-commerce sectors. Our long-term strategy is to build Atlas to make the most of that future – through the quality and scale of our fleet, through the efficiency of our operations, and through the strength of our business relationships.

“The ongoing development of our strategic platform is expanding our business base, moving us more deeply into the faster-growing express and e-commerce markets, and driving long-term growth opportunities. In an otherwise challenging environment during the quarter, these historic transactions stand out.

“Our acquisition of Southern Air in early April and the addition of its express-focused 777 and 737 CMI services generated immediate earnings accretion in the second quarter. Our quarterly earnings also reflected an increase in military cargo and passenger demand but a slower pace in general commercial cargo. In addition, we incurred initial startup expenses in preparation for our new long-term 767 service for Amazon and its growing e-commerce business.

“We expect to place our first aircraft into service for Amazon soon in this quarter. We have secured all of the conversion slots and the vast majority of the feedstock aircraft required to support 20 B767-300s for Amazon by the end of 2018.

“The acquisition of Southern Air creates more options for us in all of our market segments, and our relationship with Amazon includes an opportunity for additional business beyond our initial service for them. We continue to expect both Amazon and Southern Air to be meaningfully accretive to our longer-term earnings and cash flows.”

Mr. Flynn added: “Led by the strength of our brand and our global market leadership in outsourced aircraft and services, we are uniquely situated to continue to leverage our core competencies, diversify our business mix, and develop new organizational capabilities to drive business growth.”

Second-Quarter Results

Higher ACMI revenues and block hours in the second quarter of 2016 were driven by our acquisition of Southern Air and an increase in 747-400 flying, partially offset by the temporary redeployment of 747-8F aircraft to our Charter segment. Lower revenue per block hour during the period reflected an increase in CMI flying following the acquisition of Southern Air as well as the temporary redeployment of 747-8F aircraft. Segment results were also affected by an increase in crew costs associated with Amazon and other fleet growth initiatives, as well as an increase in heavy maintenance expense.

Segment contribution in Charter was relatively unchanged on a year-over-year basis. The impact of the U.S. West Coast port disruption in 2015 and increases in crew costs associated with our fleet growth initiatives were partially offset by increased military cargo and passenger demand and the temporary deployment of 747-8F aircraft to Charter. Lower revenue per block hour during the period was primarily due to a reduction in fuel prices in 2016 and the impact of higher rates related to the U.S. West Coast port disruption in 2015.

In Dry Leasing, lower revenue and segment contribution resulted from a decrease in revenue from maintenance payments related to the scheduled return of a passenger aircraft, partially offset by revenue from the placements of 767 freighter aircraft in December 2015 and February 2016.

Reported earnings for the second quarter of 2016 included an effective income tax rate of 26.4%, which reflected our continued reinvestment of the net earnings of certain foreign subsidiaries outside of the U.S. as well as reduction in state taxes resulting from changes in our flying.

Impact of Warrant Accounting on EPS Calculation

During the second quarter of 2016, the company recorded a liability related to vested warrants granted to Amazon in connection with long-term commercial agreements for the leasing and operation of 767-300s. The liability will need to be remeasured at fair value each period until the warrants are exercised or expire in May 2021. Any mark-to-market adjustments will be shown as unrealized gains or losses in earnings.

During the quarter, the company reported an unrealized gain of $26.5 million and recorded a tax expense of $8.7 million.

For purposes of calculating fully diluted EPS under U.S. GAAP, the warrants were treated as if they were exercised upon their issuance. Accordingly, the unrealized gain was disregarded in calculating EPS while the tax expense remained in the calculation. This generated a loss of $0.26 per diluted share on income from continuing operations of $20.9 million.

Half-Year Results

For the six months ended June 30, 2016, income from continuing operations totaled $21.4 million, or a loss of $0.24 per diluted share after the impact of warrant accounting and transaction-related expenses, compared with $57.6 million, or $2.29 per diluted share, for the six months ended June 30, 2015.

On an adjusted basis, first-half 2016 income from continuing operations totaled $27.9 million, or $1.11 per diluted share, compared with $55.2 million, or $2.20 per diluted share, in the first half of 2015.

Cash and Short-Term Investments

At June 30, 2016, our cash, cash equivalents, restricted cash and short-term investments totaled $170.3 million, compared with $444.0 million at December 31, 2015.

The change in position reflected cash used for investing and financing activities, partially offset by cash provided by operating activities.

Net cash used for investing activities during the first half of 2016 primarily related to our acquisition of Southern Air, capital expenditures, and purchase deposits and payments for flight equipment, including the acquisition of 767-300 aircraft to be converted to freighter configuration for our service for Amazon.

Net cash used for financing activities primarily reflected payments on debt obligations, partially offset by new debt financing.

Outlook

As we commence our new service for Amazon, we will incur an EPS impact for necessary startup expenses and the issuance of warrants. As a result, we currently expect that our adjusted EPS from continuing operations in 2016 will be lower than our adjusted EPS in 2015 by a high-single-digit percentage.

Our view also reflects anticipated demand for our services and aircraft, the benefits that we expect from our fleet initiatives and debt refinancings in 2015, and accretion from our acquisition of Southern Air. In addition, it reflects our decision to sell a subsidiary that we acquired in connection with our acquisition of Southern Air and whose results are presented as a discontinued operation.

Excluding the anticipated impact from Amazon startup expenses and from Southern Air’s operations on EPS in 2016, as well as West Coast port congestion-related earnings in 2015, we anticipate that adjusted EPS in our base business will grow by a low- to mid-single-digit percentage in 2016.

Given the inherent seasonality of airfreight demand, we expect the majority of our earnings in 2016 to be generated in the second half. Unlike 2015, which benefited from increased first-half demand driven by U.S. West Coast port congestion, we anticipate that results in 2016 will be more reflective of historical patterns, with slightly more than three-quarters of our adjusted EPS occurring in the second half.

In addition, we expect adjusted earnings per share in the third quarter of 2016 to be approximately 20% to 25% of our full-year 2016 adjusted EPS.

Looking to the fourth quarter of 2016, we expect adjusted EPS to benefit from substantially lower maintenance expense compared with the fourth quarter of 2015; our acquisition of Southern Air in April 2016; the addition of our tenth 747-8F, which entered our fleet midway through the fourth quarter of 2015; and the addition of two converted 767 freighters to our Dry Leasing portfolio in December 2015 and February 2016, which we are also operating on a CMI basis.

For the full year, we continue to expect total block hours including Southern Air to increase approximately 20% compared with 2015, with about 75% of our 2016 hours in ACMI and the balance in Charter.

Including Southern Air, aircraft maintenance expense in 2016 should total approximately $200 million, and depreciation and amortization is expected to total approximately $145 million. In addition, we anticipate an effective book income tax rate of approximately 31%. Core capital expenditures, excluding aircraft and engine purchases, are expected to total approximately $62 to $67 million, mainly for spare parts for our fleet.

We provide guidance on an adjusted basis because we are unable to predict, with reasonable certainty, the effects of the warrants issued to Amazon or certain other significant items that could be material to our reported results.

Conference Call

Management will host a conference call to discuss Atlas Air Worldwide’s second-quarter 2016 financial and operating results at 11:00 a.m. Eastern Time on Wednesday, August 3, 2016.

Interested parties are invited to listen to the call live over the Internet at www.atlasair.com (click on “Investor Information,” click on “Presentations” and on the link to the second-quarter call) or at the following Web address:

http://edge.media-server.com/m/p/i94ohgj9

For those unable to listen to the live call, a replay will be archived on the above websites following the call. A replay will also be available through August 10 by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (from outside the U.S.) and using Access Code 48968441#.

About Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with U.S. GAAP, we present certain non-GAAP financial measures to assist in the evaluation of our business performance. These non-GAAP measures include EBITDAR, as adjusted; EBITDA, as adjusted; Direct Contribution; Adjusted income from continuing operations, net of tax; Adjusted Diluted EPS from continuing operations; and Free Cash Flow, which exclude certain noncash income and expenses, and items impacting year-over-year comparisons of our results. These non-GAAP measures may not be comparable to similarly titled measures used by other companies and should not be considered in isolation or as a substitute for Income from continuing operations, net of taxes, Diluted EPS from continuing operations, and Net Cash Provided by Operating Activities, which are the most directly comparable measures of performance prepared in accordance with U.S. GAAP.

Our management uses these non-GAAP financial measures in assessing the performance of the Company’s ongoing operations and in planning and forecasting future periods. We believe that these adjusted measures, when considered together with the corresponding U.S. GAAP financial measures and the reconciliations to those measures, provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance.

About Atlas Air Worldwide:

Atlas Air Worldwide is a leading global provider of outsourced aircraft and aviation operating services. It is the parent company of Atlas Air, Inc. (Atlas), Southern Air Holdings, Inc. (Southern) and Titan Aviation Holdings, Inc. (Titan), and is the majority shareholder of Polar Air Cargo Worldwide, Inc. (Polar). Atlas Air Worldwide’s companies operate the world’s largest fleet of 747 freighter aircraft and provide customers the broadest array of Boeing 747, 777, 767, 757 and 737 aircraft for domestic, regional and international applications.

Atlas, Southern, Titan and Polar offer a range of outsourced aircraft and aviation operating services that include ACMI service – in which customers receive an aircraft, crew, maintenance and insurance on a long-term basis; CMI service, for customers that provide their own aircraft; express network and airport-to-airport cargo service; cargo and passenger charters; and dry leasing of aircraft and engines.

Atlas Air Worldwide’s press releases, SEC filings and other information may be accessed through the company’s home page, www.atlasair.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect Atlas Air Worldwide’s current views with respect to certain current and future events and financial performance. Those statements are based on management’s beliefs, plans, expectations and assumptions, and on information currently available to management. Generally, the words “will,” “may,” “should,” “expect,” “anticipate,” “intend,” “plan,” “continue,” “believe,” “seek,” “project,” “estimate,” and similar expressions used in this release that do not relate to historical facts are intended to identify forward-looking statements.

Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the operations and business environments of Atlas Air Worldwide and its subsidiaries (collectively, the “companies”) that may cause the actual results of the companies to be materially different from any future results, express or implied, in such forward-looking statements.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to effectively operate the network service contemplated by our agreements with Amazon, including the cost and timing of securing any aircraft necessary to fulfill our agreements; our ability to obtain any shareholder approvals that may be required with respect to the equity arrangements expressed in our agreement with Amazon; the risk that the anticipated benefits of our agreements with Amazon will not be realized when expected, or at all; the possibility that Amazon may terminate its agreements with the companies; the effect of the announcement or pendency of the transactions contemplated by the agreements with Amazon; costs associated with the acquisition of Southern Air; failure to achieve expected synergies, accretion and other anticipated benefits of the transaction or to successfully integrate the Southern Air business; adverse reactions to the acquisition by employees, key customers, including DHL Express, suppliers or competitors of either Atlas Air Worldwide, Southern Air, or their subsidiaries; our ability to effectively operate the 777 platform or grow the business of Southern Air; the ability of the companies to operate pursuant to the terms of their financing facilities; the ability of the companies to obtain and maintain normal terms with vendors and service providers; the companies’ ability to maintain contracts that are critical to their operations; the ability of the companies to fund and execute their business plan; the ability of the companies to attract, motivate and/or retain key executives and associates; the ability of the companies to attract and retain customers; the continued availability of our wide-body aircraft; demand for cargo services in the markets in which the companies operate; economic conditions; the effects of any hostilities or act of war (in the Middle East or elsewhere) or any terrorist attack; labor costs and relations; financing costs; the cost and availability of war risk insurance; our ability to maintain adequate internal controls over financial reporting; aviation fuel costs; security-related costs; competitive pressures on pricing (especially from lower-cost competitors); volatility in the international currency markets; weather conditions; government legislation and regulation; consumer perceptions of the companies’ products and services; anticipated and future litigation; and other risks and uncertainties set forth from time to time in Atlas Air Worldwide’s reports to the United States Securities and Exchange Commission.

For additional information, we refer you to the risk factors set forth under the heading “Risk Factors” in the most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed by Atlas Air Worldwide with the Securities and Exchange Commission. Other factors and assumptions not identified above may also affect the forward-looking statements, and these other factors and assumptions may also cause actual results to differ materially from those discussed.

Except as stated in this release, Atlas Air Worldwide is not providing guidance or estimates regarding its anticipated business and financial performance for 2016 or thereafter.

Atlas Air Worldwide assumes no obligation to update such statements contained in this release to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

* * *

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Operating Revenue
ACMI	$211,722	$189,255	$394,462	$378,302
Charter	202,451	235,436	404,754	455,574
Dry Leasing	25,066	27,401	53,258	59,320
Other	4,033	3,741	9,413	7,482

Total Operating Revenue	$443,272	$455,833	$861,887	$900,678

Operating Expenses
Salaries, wages and benefits	101,542	86,862	195,387	175,635
Aircraft fuel	61,353	96,711	124,573	174,826
Maintenance, materials and repairs	55,435	41,438	112,459	100,270
Aircraft rent	36,723	36,811	73,760	71,072
Depreciation and amortization	37,208	31,936	72,213	63,966
Travel	32,010	23,830	62,333	44,643
Passenger and ground handling services	22,019	21,353	42,898	41,316
Navigation fees, landing fees and other rent	18,777	22,666	40,751	46,169
Loss on disposal of aircraft	-	114	-	1,323
Special charge	-	499	6,631	(69)
Transaction-related expenses	16,788	-	17,581	-
Other	40,593	32,329	72,420	63,273

Total Operating Expenses	422,448	394,549	821,006	782,424

Operating Income	20,824	61,284	40,881	118,254

Non-operating Expenses (Income)
Interest income	(1,405)	(4,425)	(3,009)	(8,913)
Interest expense	20,938	25,033	42,240	49,581
Capitalized interest	(690)	(177)	(1,047)	(203)
Loss on early extinguishment of debt	—	—	132	—
Unrealized gain on financial instruments	(26,475)	—	(26,475)	—
Other expense (income), net	48	(284)	(192)	391

Total Non-operating Expenses (Income)	(7,584)	20,147	11,649	40,856

Income from continuing operations before income taxes	28,408	41,137	29,232	77,398
Income tax expense	7,489	12,747	7,842	19,776

Income from continuing operations, net of taxes	20,919	28,390	21,390	57,622
Loss from discontinued operations, net of taxes	(345)	—	(345)	—

Net Income	$20,574	$28,390	$21,045	$57,622

Earnings per share from continuing operations:
Basic	$0.84	$1.13	$0.86	$2.31

Diluted	$(0.26)	$1.13	$(0.24)	$2.29

Earnings per share from discontinued operations:
Basic	$(0.01)	$—	$(0.01)	$—

Diluted	$(0.01)	$—	$(0.01)	$—

Earnings per share:
Basic	$0.83	$1.13	$0.85	$2.31

Diluted	$(0.28)	$1.13	$(0.26)	$2.29

Weighted average shares:
Basic	24,812	25,029	24,761	24,953

Diluted	25,225	25,198	25,036	25,135

Atlas Air Worldwide Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

		June 30, 2016	December 31, 2015
Assets
Current Assets
Cash and cash equivalents		$155,247	$425,950
Short-term investments		1,983	5,098
Restricted cash		13,098	12,981
Accounts receivable, net of allowance of $2,182 and $1,247, respectively		151,212	164,308
Prepaid maintenance		8,531	6,052
Prepaid expenses and other current assets		50,456	37,548

Total current assets		380,527	651,937
Property and Equipment
Flight equipment		3,766,496	3,687,248
Ground equipment		63,961	58,487
	Less: accumulated depreciation	(504,632)	(450,217)
Purchase deposits for flight equipment		131,600	39,678

Property and equipment, net		3,457,425	3,335,196
Other Assets
Long-term investments and accrued interest		33,857	37,604
Deferred costs and other assets		185,427	81,183
Intangible assets, net, and goodwill		117,152	58,483

Total Assets		$4,174,388	$4,164,403

Liabilities and Equity
Current Liabilities
Accounts payable		$60,730	$93,278
Accrued liabilities		302,889	293,138
Current portion of long-term debt[1,2]		167,093	161,811

Total current liabilities		530,712	548,227
Other Liabilities
Long-term debt[1,2]		1,735,266	1,739,496
Deferred taxes		260,008	286,928
Financial instruments and other liabilities		166,534	135,569

Total other liabilities		2,161,808	2,161,993
Commitments and contingencies
Equity
Stockholders’ Equity
	Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued
	Common stock, $0.01 par value; 50,000,000 shares authorized; 29,262,235 and
	28,955,445 shares issued, 24,828,079 and 24,636,651, shares outstanding
	(net of treasury stock), as of June 30, 2016 and December 31, 2015, respectively	293	290
Additional paid-in-capital		635,588	625,244
Treasury stock, at cost; 4,434,156 and 4,318,794 shares, respectively		(176,099)	(171,844)
Accumulated other comprehensive loss		(5,515)	(6,063)
Retained earnings		1,027,601	1,006,556

Total equity		1,481,868	1,454,183

Total Liabilities and Equity		$4,174,388	$4,164,403

[1]	Balance sheet debt at June 30, 2016 totaled $1,902.4 million, including the impact of $46.3 million of unamortized discount and debt issuance costs of $53.0 million.

2 The face value of our debt at June 30, 2016 totaled $2,001.7 million, compared with $2,008.1 million on December 31, 2015.

Atlas Air Worldwide Holdings, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

		For the Six Months Ended
		June 30, 2016	June 30, 2015
Operating Activities:
Net Income		$21,390	$57,622
	Loss from discontinued operations, net of taxes	(345)	—
Adjustments to reconcile Net Income to net cash provided by operating activities:
	Depreciation and amortization	81,818	73,263
	Accretion of debt securities discount	(650)	(3,760)
	Provision for allowance for doubtful accounts	321	46
	Special charge, net of cash payments	6,631	(715)
	Loss on early extinguishment of debt	132	—
	Unrealized gain of financial instruments	(26,475)	—
	Loss on disposal of aircraft	-	1,323
	Deferred taxes	7,667	19,773
	Stock-based compensation expense	10,961	9,837
Changes in:
	Accounts receivable	39,354	10,135
	Prepaid expenses, current assets and other assets	(15,382)	10,582
	Accounts payable and accrued liabilities	(78,178)	(7,009)

Net cash provided by operating activities		47,244	171,097
Investing Activities:
	Capital expenditures	(27,239)	(22,117)
	Purchase deposits and payments for flight equipment	(186,213)	(62,841)
	Acquisition of business, net of cash acquired	(107,498)	—
	Changes in restricted cash	(117)	(1,450)
	Proceeds from investments	7,512	2,394
	Proceeds from disposal of aircraft	-	24,625

Net cash used for investing activities		(313,555)	(59,389)
Financing Activities:
	Proceeds from debt issuance	84,790	224,500
	Customer maintenance reserves received	7,187	8,701
	Customer maintenance reserves paid	—	(1,752)
	Proceeds from sale of warrants	-	36,290
	Payments for convertible note hedges	—	(52,903)
	Proceeds from stock option exercises	-	1,193
	Purchase of treasury stock	(4,255)	(6,314)
	Excess tax benefit from stock-based compensation expense	168	588
	Payment of debt issuance costs	(1,074)	(6,812)
	Payments of debt	(91,208)	(99,050)

Net cash provided by (used for) financing activities		(4,392)	104,441

Net increase (decrease) in cash and cash equivalents		(270,703)	216,149
Cash and cash equivalents at the beginning of period		425,950	298,601

Cash and cash equivalents at the end of period		$155,247	$514,750

Noncash Investing and Financing Activities

Acquisition of flight equipment included in Accounts payable and accrued liabilities	$15,448	$6,940

Atlas Air Worldwide Holdings, Inc.
Direct Contribution
(in thousands)
(Unaudited)

		For the Three Months Ended				For the Six Months Ended
	June 30, 2016		June 30, 2015		June 30, 2016		June 30, 2015
Operating Revenue:
ACMI		$211,722		$189,255	$	394,462	$	378,302
Charter		202,451		235,436		404,754		455,574
Dry Leasing		25,066		27,401		53,258		59,320
Other		4,033		3,741		9,413		7,482
Total Operating Revenue	$	443,272	$	455,833	$	861,887	$	900,678

Direct Contribution:
ACMI		$45,490		$51,157		$70,230		$91,059
Charter		24,856		25,019		45,633		55,478
Dry Leasing		6,878		10,894		17,286		26,419
Total Direct Contribution for Reportable Segments	$	77,224	$	87,070	$	133,149	$	172,956

Add back (subtract):
Unallocated income and expenses, net		(58,503)		(45,320)		(106,048)		(94,304)
Loss on early extinguishment of debt		—		—		(132)		—
Unrealized gain on financial instruments		26,475		—		26,475		—
Special charge		—		(499)		(6,631)		69
Transaction-related expenses		(16,788)		—		(17,581)		—
Loss on disposal of aircraft		—		(114)		—		(1,323)
Income from continuing operations before income taxes		28,408		41,137		29,232		77,398
Add back (subtract):
Interest income		(1,405)		(4,425)		(3,009)		(8,913)
Interest expense		20,938		25,033		42,240		49,581
Capitalized interest		(690)		(177)		(1,047)		(203)
Loss on early extinguishment of debt		—		—		132		—
Unrealized gain on financial instruments		(26,475)		—		(26,475)		—
Other expense (income), net		48		(284)		(192)		391
Operating Income	$	20,824	$	61,284	$	40,881	$	118,254

Atlas Air Worldwide uses an economic performance metric, Direct Contribution, to show the profitability of each of its segments after allocation of direct ownership costs. Atlas Air Worldwide currently has the following reportable segments: ACMI, Charter, and Dry Leasing. Each segment has different operating and economic characteristics, which are separately reviewed by our chief operating decision maker.

Direct Contribution consists of income (loss) from continuing operations before taxes, excluding special charges, transaction-related expenses, nonrecurring items, losses (gains) on the disposal of aircraft, losses on the early extinguishment of debt, unrealized losses (gains) on financial instruments, gains on investments, and unallocated income and expenses, net.

Direct operating and ownership costs include crew costs, maintenance, fuel, ground operations, sales costs, aircraft rent, interest expense on the portion of debt used for financing aircraft, interest income on debt securities, and aircraft depreciation.

Unallocated income and expenses, net include corporate overhead, nonaircraft depreciation, noncash expenses and income, interest expense on the portion of debt used for general corporate purposes, interest income on nondebt securities, capitalized interest, foreign exchange gains and losses, and other revenue and other nonoperating costs.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2016	June 30, 2015	Percent Change
Income from continuing operations, net of taxes	$20,919	$28,390	(26.3%)
Impact from:
Noncash expense and income, net[1]	1,882	731
Unrealized gain on financial instruments[2]	(26,475)	—
Loss on disposal of aircraft	-	114
Special charge	-	499
Transaction-related expenses	16,788	—
Accrual for legal matters and professional fees	6,697	—
Income tax effect of reconciling items	351	(317)
Adjusted income from continuing operations, net of taxes	20,162	29,417	(31.5%)

Diluted EPS from continuing operations[3]	$(0.26)	$1.13	(123.0%)
Impact from:
Noncash expense and income, net[1]	0.07	0.03
Loss on disposal of aircraft	-	-
Special charge	-	0.02
Transaction-related expenses	0.67	—
Accrual for legal matters and professional fees	0.27	—
Income tax effect of reconciling items	0.05	(0.01)

Adjusted diluted EPS from continuing operations	0.80	1.17	(31.6%)

	For the Six Months Ended

	June 30, 2016	June 30, 2016	Percent Change

Income from continuing operations, net of taxes	$21,390	$57,622	(62.9%)
Impact from:
Noncash expense and income, net[1]	3,726	826
Unrealized gain on financial instruments[2]	(26,475)	—
Loss on disposal of aircraft	-	1,322
Special charge	6,631	(69)
Transaction-related expenses	17,581	—
Accrual for legal matters and professional fees	6,987	-
Charges associated with refinancing debt	132	—
Income tax effect of reconciling items	(2,066)	(518)
ETI tax benefit	—	(4,008)

Adjusted income from continuing operations, net of taxes	$27,906	$55,175	(49.4%)

Diluted EPS from continuing operations[3]	$(0.24)	$2.29	(110.5%)
Impact from:
Noncash expense and income, net[1]	0.15	0.03
Loss on disposal of aircraft	-	0.05
Special charge	0.26	-
Transaction-related expenses	0.70	—
Accrual for legal matters and professional fees	0.28	-
Charges associated with refinancing debt	0.01	—
Income tax effect of reconciling items	(0.05)	(0.02)
ETI tax benefit	—	(0.16)

Adjusted diluted EPS from continuing operations	$1.11	$2.20	(49.5%)

[1]	Noncash expenses and income, net in 2016 primarily related to amortization of debt discount on the convertible notes. Noncash expenses and income, net in 2015 primarily related to amortization and accretion of debt, lease and investment discounts.

[2]	Unrealized gain on financial instruments related to warrants granted to Amazon.

[3]	Unrealized gain on financial instruments has been excluded from the calculation of Diluted EPS from continuing operations as the calculation assumes exercise of the Amazon warrants occurred upon its issuance.

[4]	Items may not sum due to rounding.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands, except per share data)
(Unaudited)

	For the Three Months Ended
	June 30, 2016	June 30, 2015
Net Cash Provided by Operating Activities	$27,805	$80,449
Less:
Capital expenditures	16,557	11,732
Capitalized interest	690	177

Free Cash Flow[1]	$10,558	$68,540

	For the Six Months Ended
	June 30, 2016	June 30, 2015
Net Cash Provided by Operating Activities	$47,244	$171,097
Less:
Capital expenditures	27,239	22,117
Capitalized interest	1,047	203

Free Cash Flow[1]	$18,958	$148,777

[1]	Free Cash Flow = Cash Flows from Operations minus Capital Expenditures and Capitalized Interest.

Capital Expenditures excludes purchases of aircraft.

Atlas Air Worldwide Holdings, Inc.
Reconciliation to Non-GAAP Measures
(in thousands)
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015

Income from continuing operations, net of taxes	$20,919	$28,390	$21,390	$57,622
Income tax expense	7,489	12,747	7,842	19,776
Income from continuing operations before income taxes	28,408	41,137	29,232	77,398
Noncash interest expenses and income, net[1]	1,882	731	3,726	826
Loss on disposal of aircraft	-	114	-	1,323
Special charge[2]	-	499	6,631	(69)
Transaction-related expenses	16,788	-	17,581	—
Accrual for legal matters and professional fees	6,697	-	6,987	—
Loss on early extinguishment of debt	-	-	132	—
Unrealized gain on financial instruments	(26,475)	-	(26,475)	—
Adjusted pretax income	27,300	42,481	37,814	79,478
Interest (income) expense, net[1]	17,558	20,296	35,651	40,831
Other non-operating expenses (income)	48	(284)	(192)	391
Adjusted operating income	44,906	62,493	73,273	120,700
Depreciation and amortization	37,208	31,936	72,213	63,966
EBITDA, as adjusted[3]	82,114	94,429	145,486	184,666
Aircraft rent[1]	36,126	36,215	72,567	69,880
EBITDAR, as adjusted[4]	$118,240	$130,644	$218,053	$254,546

[1]	Reflects impact of noncash expenses and income related to convertible notes, debt and investments.

[2]	Special charge in 2016 primarily represented a loss on engines held for sale.

[3]	Adjusted EBITDA: Earnings before interest, taxes, depreciation, amortization, noncash interest expenses and income, net, loss on disposal of aircraft, special charge, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized gain on financial instruments, as applicable.

[4]	Adjusted EBITDAR: Earnings before interest, taxes, depreciation, amortization, aircraft rent expense, noncash interest expenses and income, net, loss on disposal of aircraft, special charge, transaction-related expenses, accrual for legal matters and professional fees, charges associated with refinancing debt, and unrealized gain on financial instruments, as applicable.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

		For the Three Months Ended			For the Six Months Ended
		June 30,		Increase/	June 30,		Increase/
		2016	2015	(Decrease)	2016	2015	(Decrease)
Block Hours
ACMI		39,862	30,958	8,904	69,391	60,418	8,973
Charter
Cargo		8,671	9,214	(543)	16,901	17,482	(581)
Passenger		4,343	4,259	84	8,278	7,480	798
Other		436	303	133	892	634	258

Total Block Hours		53,312	44,734	8,578	95,462	86,014	9,448

Revenue Per Block Hour
ACMI		$5,311	$6,113	$(802)	$5,685	$6,261	$(576)
Charter		15,556	17,475	(1,919)	16,075	18,251	(2,176)
Cargo		14,848	16,358	(1,510)	15,430	17,724	(2,294)
Passenger		16,971	19,891	(2,920)	17,393	19,482	(2,089)
Average Utilization (block hours per day)
ACMI[1]		9.0	9.3	(0.3)	8.7	9.5	(0.8)
Charter
Cargo		8.4	9.6	(1.2)	8.3	9.8	(1.5)
Passenger		9.0	9.6	(0.6)	8.9	8.4	0.5
	All Operating Aircraft[1,2]	8.9	9.5	(0.6)	8.7	9.5	(0.8)
Fuel
Charter
	Average fuel cost
	per gallon	$1.68	$2.46	$(0.78)	$1.74	$2.40	$(0.66)
	Fuel gallons	36,585	39,383	(2,798)	71,530	72,694	(1,164)
	consumed (000s)
	1 ACMI and All Operating Aircraft averages in the second quarter and first six months of 2016 reflect the impact of increases in the number of CMI
	aircraft and amount of CMI flying compared with the same periods of 2015.
	[2] Average of All Operating Aircraft excludes Dry Leasing aircraft, which do not contribute to block-hour volumes.

Atlas Air Worldwide Holdings, Inc.
Operating Statistics and Traffic Results
(Unaudited)

For the Three Months Ended			For the Six Months Ended
June 30,		Increase/	June 30,		Increase/

2016	2015	(Decrease)	2016	2015	(Decrease)

Segment Operating Fleet (average
aircraft equivalents during the
period)
ACMI[1]
747-8F Cargo	7.8	9.0	(1.2)	8.3	8.8	(0.5)
747-400 Cargo	13.5	11.4	2.1	13.1	11.7	1.4
747-400 Dreamlifter	3.2	3.1	0.1	3.0	3.1	(0.1)
777-200 Cargo	4.7	—	4.7	2.3	—	2.3
767-300 Cargo	4.0	2.0	2.0	3.7	2.0	1.7
767-200 Cargo	9.0	8.9	0.1	9.0	7.7	1.3
737-400 Cargo	4.7	—	4.7	2.3	—	2.3
747-400 Passenger	1.0	1.0	—	1.0	1.0	—
767-200 Passenger	1.0	1.0	—	1.0	1.0	—
Total	48.9	36.4	12.5	43.7	35.3	8.4
Charter
747-8F Cargo	2.1	—	2.1	1.6	0.2	1.4
747-400 Cargo	9.2	10.5	(1.3)	9.6	9.7	(0.1)
747-400 Passenger	2.0	2.0	—	2.0	2.0	—
767-300 Passenger	3.3	2.9	0.4	3.1	2.9	0.2

Total	16.6	15.4	1.2	16.3	14.8	1.5
Dry Leasing
777-200 Cargo	6.0	6.0	—	6.0	6.0	—
767-300 Cargo	2.0	—	2.0	1.7	—	1.7
757-200 Cargo	1.0	1.0	—	1.0	1.0	—
737-300 Cargo	1.0	1.0	—	1.0	1.0	—
737-800 Passenger	1.0	1.0	—	1.0	1.3	(0.3)

Total	11.0	9.0	2.0	10.7	9.3	1.4
Less: Aircraft Dry Leased to CMI customers	(2.0)	—	(2.0)	(1.7)	—	(1.7)

Total Operating Aircraft	74.5	60.8	13.7	69.0	59.4	9.6

Out of Service[2]	-	0.8	(0.8)	—	0.9	(0.9)

[1]	ACMI average fleet excludes spare aircraft provided by CMI customers.
[2]	Out-of-service aircraft were temporarily parked during the period and are completely unencumbered.